SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K



                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF                                JULY 9, 1997
EARLIEST EVENT REPORTED)                               ------------



                            FORSTMANN & COMPANY, INC.
                            -------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



   GEORGIA                      I-9474                        58-1651326
   -------                      ------                        ----------
(STATE OR OTHER            (COMMISSION FILE               (I.R.S. EMPLOYER
 JURISDICTION OF            NUMBER)                        IDENTIFICATION NO.)
 INCORPORATION)


1155 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK                                              10036
------------------                                              -----
(ADDRESS OF PRINCIPAL                                         (ZIP CODE)
 EXECUTIVE OFFICES)


REGISTRANT S TELEPHONE NUMBER
INCLUDING AREA CODE                                        (212) 642-6900
                                                           --------------






Item 3.      Bankruptcy or Receivership.
----------------------------------------

         (b) On July 9, 1997, the United States Bankruptcy Court for the Southern District of New York entered an order confirming the Registrant's First Amended Plan of Reorganization, dated May 14, 1997 ( the "Plan").

            The Registrant has 5,618,799 shares of common stock and 56, 867.5 shares of preferred stock issued and outstanding. Such shares will be canceled as of the effective date of the Plan and the holders thereof will receive warrants to purchase, in the aggregate, 89,756 shares of the common stock of the reorganized company.

            Pursuant to the terms of the Plan, the holders of the general unsecured claims against the Registrant will receive 100% of the common stock of the reorganized company outstanding on the effective dated of the Plan based on the ratio of 50 shares per each $1,000 of allowed general unsecured claims. The Registrant estimates that the aggregate amount of the allowed general unsecured claims will be $86 million.

            In addition, pursuant to the terms of the Plan, the Registrant will reverse an aggregate of 487,528 shares of common stock of the reorganized company for issuance upon the exercise of options granted pursuant to the Registrant's Management Stock Option Plan.

            In connection with the consummation of the Plan, the Registrant intends to enter into a credit facility with a syndicate of financial institutions led by BankAmerica Business Credit, Inc., pursuant to which the Registrant will obtain a line of credit, subject to a borrowing base formula, of up to $85 million and a term loan of approximately $31 million. The Registrant intends to use the credit facility to fund the distributions under the Plan and its post-bankruptcy working capital requirements.

            Information as to the assets and liabilities of the Registrant is set forth below in the unaudited balance sheet as of June 29, 1997:

                            FORSTMANN & COMPANY, INC.
                             (DEBTOR-IN-POSSESSION)
                             CONDENSED BALANCE SHEET
                                  JUNE 29, 1997
                                   (unaudited)

                                                          June 29,
                                                            1997
                                                            ----
ASSETS

Current Assets:

  Cash                                                  $     48,000
  Accounts receivable, net of allowance of $4,944,000     56,421,000
  Inventories                                             40,338,000
  Current deferred tax assets                                   -
  Other current assets                                       943,000
  Property, plant and equipment held for sale              1,250,000
                                                        ------------

    Total current assets                                  99,000,000

Property, plant and equipment, net                        54,688,000
Other assets                                               2,134,000
                                                        ------------

    Total                                               $155,822,000
                                                        ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:

  Current maturities of long-term debt                  $ 54,672,000
  Accounts payable                                         3,228,000
  Accrued liabilities                                     17,234,000
                                                         -----------

    Total current liabilities                             75,134,000

Long-term debt                                             2,690,000

Deferred tax liabilities                                        -

Accrued additional pension liability in excess of
  accumulated benefit obligation                           1,170,000
                                                         -----------

Total liabilities not subject to compromise               78,994,000

Liabilities subject to compromise                         87,786,000

Redeemable preferred stock subject to compromise           2,655,000

Shareholders' Deficit:
  Common stock                                                 5,619
  Additional paid-in capital                              26,564,381
  Excess of additional pension liability over
    unrecognized prior service cost                       (1,107,000)
  Retained deficit since November 2, 1992                (39,076,000)
                                                         -----------

    Total shareholders' deficit                          (13,613,000)
                                                         -----------

    Total                                               $155,822,000
                                                         ===========



Item 7.      Financial Statements and Exhibits.
-----------------------------------------------

Exhibit 1.  First Amended Plan of Reorganization, dated May 14, 1997.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 22, 1997                                                  FORSTMANN &
COMPANY, INC.





     By: /s/ Rodney Peckham
        -------------------------------
        Rodney Peckham, Chief
        Financial Officer


                         SUMMARY OF TERMS AND CONDITIONS
                         -------------------------------

Subordinated Secured Floating Rate Notes:
----------------------------------------

ISSUER:                       Reorganized Forstmann & Company (the "Company").
                                                                    -------

ISSUE:                        Subordinated Secured Floating Rate Notes (the
                              "Notes").
                               -----

HOLDERS: pre-petition Senior Secured Noteholders (the "Noteholders") of Forstmann & Company (the
                               -----------
                              "Debtor") or any holder designated by them or
                               ------
                              any one of them.


Principal Amount:             accrued and unpaid interest on the Senior Secured
                              Notes at the non-default rate plus interest on the
                              aforementioned interest at the non-default rate,
                              compounded (at an agreed frequency), as of the
                              effective date (the "Effective Date") of the
                                                   --------------
                              Debtor's plan of reorganization ("POR")).
                                                                ---

Maturity:                     May 31, 2001 (4 years from the Effective Date).


Denomination
of Notes:                     $1.00.


Security:                     a first lien on the real property and all
                              buildings and improvements thereon located in
                              Tifton, Georgia (the "Collateral").
                                                    ----------

Indenture Trustee:            Fleet National Bank.


Mortgages/Deeds of Trust
Indenture:                    terms consistent with and in accordance with the
                              standard private practice for transactions of this type. Affirmative and negative covenants shall be limited to payment of the Notes, maintenance of office or agency, reporting, payment of taxes, limitation on restricted payments, corporate existence and maintenance of properties, prohibition against the incurrence of secured indebtedness (excluding (a) the indebtedness owed by the Company to Bank of America (the "Exit
                              Financing"), (b) any facility replacing or refinancing the Exit Financing and (c) additional secured indebtedness up to $15 million) senior to the Notes.


Closing Date:                 The Effective Date.


Interest Rate:                the one month LIBOR rate plus 4.5% per annum,
                              payable monthly, in arrears. Computed on a basis of 360 days plus actual days elapsed. The post-default rate shall be 2% per annum above the stated rate, payable on demand.


Optional Prepayment:          The Notes may be prepaid at any time upon 30 days'
                              notice, in whole or in part, plus accrued and unpaid interest.


Mandatory Prepayment:         The Company is obligated to use the net proceeds
                              from the sale of any item of Collateral to prepay the principal of plus accrued and unpaid interest due under the Notes to the date of prepayment.

Ranking: The Notes will be subordinated in right of payment to (a) the Exit Financing, (b) any facility replacing or refinancing the Exit Financing, (c) additional secured indebtedness (up to $15 million) that may be incurred by the Company and
                              (d) all existing capital leases.


Representations
and Warranties:               Customary representations and warranties for
                              transactions of this type.


Conditions Precedent:         The entry of an order of the United States
                              Bankruptcy Court for the Southern District of New
                              York confirming the Debtor's POR pursuant to which
                              the Debtor makes a cash payment to the
                              Noteholders, on the Effective Date, in the amount
                              of the principal outstanding on the Senior Secured
                              Notes as of the Effective Date and the costs and
                              legal fees incurred by the Senior Secured
                              Noteholders in connection with the Debtor's
                              bankruptcy proceeding (excluding the costs and
                              legal fees (the "Excluded Costs") incurred by the
                                               --------------
                               Noteholders or the Indenture Trustee for the
                              Senior Secured Notes in connection with the
                              Noteholders opposition to the Motion for an Order
                              Authorizing the Debtor to Implement an Employee
                              Incentive Compensation and Retention Program
                              Pursuant to Section 363(b)(1) of the Bankruptcy
                              Code, dated October 4, 1996 (the "Incentive
                                                                ---------
                              Program Motion").  It is understood that the
                              --------------
                              estimated costs, fees and expenses, excluding the Excluded Costs, will be approximately $135,000.

Application of Pre-
Effective Date Asset
Sale Proceeds:                Net proceeds of the sale of any item of
                              Noteholders Primary Collateral (as defined in the relevant intercreditor agreement) currently securing the Senior Secured Notes (other than the Collateral) occurring on or before the Effective
                              Date shall be applied to the principal outstanding under the Senior Secured Notes. Net proceeds of the sale of the Collateral occurring on or before the Effective Date shall be applied to the accrued and unpaid interest on the Senior Secured Notes.

Events of Default
and Remedies:                 CUSTOMARY events of default for transactions of
                              this type, including:

                                    1.    failure to pay principal when due;

                                    2.    failure to pay interest which is not
                                          cured within five days;

                                    3.    breach of an affirmative covenant
                                          which is not cured within 30 days;

                                    4.    breach of a negative covenant;

                                    5.    breach of a representation or warranty
                                          in any material respect;

                                    6.    acceleration of the Exit Financing
                                          Agreement;

                                    7.    customary bankruptcy defaults
                                          (resulting in automatic acceleration
                                          of the Notes);

                                    8.    sale of the Company or the sale of a
                                          majority interest in the Company to
                                          any person, entity or "group" within
                                          the meaning of Section 13(d) or
                                          14(d)(2) of the Securities Exchange
                                          Act of 1934.

                        Upon an event of default, the holders of the Notes representing more than a majority of the outstanding principal amount thereof may accelerate the Notes, whereupon all principal, accrued interest and other amounts will be immediately due and payable.

Exemption:              The issuance of the Notes to the Noteholders will
                        qualify under section 1145 of title 11 of the United
                        States Code, 11 U.S.C. sectionsection 1145, and thus be exempt from the registration requirements of section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.


Governing Law:          The laws of the State of New York.


Expenses:               All reasonable out-of-pocket costs and expenses
                        (including, without limitation, reasonable legal fees, consultants' fees and travel costs) incurred by the Noteholders in the connection with Debtor's bankruptcy case, including, but not limited to the preparation, review, negotiation, execution and delivery of the Notes and various definitive related agreements, including, but not limited to, the mortgage, deeds of trust, and indenture, but excluding the Excluded Costs, shall be reimbursed or paid by the Debtor or by the Company. It is understood that the estimated costs, fees and expenses, excluding the Excluded Costs, will be approximately $135,000.


Counsel to the
Noteholders:            Milbank, Tweed, Hadley & McCloy.


Counsel to the
Debtor and to the
Company:                Debevoise & Plimpton


Closing Fee:            2% of the Principal Amount, payable to the Noteholders,
                        pro rata, at closing.


                                                  APPENDIX A
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------In re:  x
                                         :

                                         :
FORSTMANN & COMPANY, INC.,               :  Chapter 11
                                         :
                   Debtor.               :  Case No. 95 B 44190 (JLG)
                                         :
---------------------------------        x







                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION
                  ---------------------------------------------








                                          Debevoise & Plimpton
                                          875 Third Avenue
                                          New York, New York  10022
                                          Attorneys for Forstmann &
                                            Company, Inc.





Dated:  New York, New York
         May 14, 1997


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------In re:  x
                                         :
                                         :
FORSTMANN & COMPANY, INC.,               :  Chapter 11
                                         :
                   Debtor.               :  Case No. 95 B 44190 (JLG)
                                         :
---------------------------------        x



                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION
                  ---------------------------------------------

            Forstmann & Company, Inc., the debtor and debtor in possession in the above-captioned Chapter 11 case, hereby proposes the following Plan of Reorganization pursuant to Section 1121 of the Bankruptcy Code:


                                    ARTICLE 1
                                   DEFINITIONS

            As used herein, the following terms shall have the respective meanings specified below. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Bankruptcy Code and in the Bankruptcy Rules.

      1.1 "Administrative Claim" means any Claim for an administrative expense of the kind described in Section 503(b) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses of preserving the Estate of the Debtor incurred after the commencement of the Case, all amounts due to GECC pursuant to the terms of the DIP Facility, amounts due in payment for goods reclaimed by the seller that have been granted a priority pursuant to Section 546(c) of the Bankruptcy Code, Claims for fees and expenses pursuant to Sections 330 and 331 of the Bankruptcy Code and fees, if any, due to the United States Trustee under 28 U.S.C. section 1930(a)(6).

      1.2 "Allowed Claim" means any Claim to the extent it has not been withdrawn, paid in full or otherwise deemed satisfied in full and proof of which has been filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of claim (or, if not filed by such dates, any Claim filed with leave of the Bankruptcy Court, after notice and a hearing), or, if no proof of claim is filed, which Claim has been or hereafter is listed by the Debtor on its Schedules as liquidated in amount, not disputed and not contingent and, in all cases, a Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, to the extent allowed by such Final Order. Unless otherwise specified in the Plan or in the Final Order allowing such Claim, "Allowed Claim" shall not include interest on the amount of such Claim maturing or accruing from and after the Filing Date.

      1.3 "Allowed Interest" means any Interest in the Debtor (exclusive of any shares of stock representing such Interest held in treasury) (a) registered in the stock register maintained by or on behalf of the Debtor as of the Record Date and (b) either (i) not timely objected to or (ii) allowed (but only to the extent allowed) by a Final Order.

      1.4 "Amended and Restated Charter" means the Amended and Restated Certificate of Incorporation of the Reorganized Debtor, substantially in the form included in the Plan Supplement.

      1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, as now in effect or hereafter amended.

      1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court of competent jurisdiction as may be administering the Case or any part thereof.

      1.7 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. section 2075, as amended, together with the local rules of the Bankruptcy Court.

      1.8 "Business Day" means any day, other than a Saturday, a Sunday or a "legal holiday", as defined in Bankruptcy Rule 9006(a).

      1.9 "Case" means the Chapter 11 case commenced by the Debtor on the Filing Date and pending before the Bankruptcy Court.

      1.10 "Cash" means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

      1.11  "CIT" means The CIT Group/Equipment Financing, Inc.

      1.12 "CIT Claims" means all Claims of CIT arising under the CIT Equipment Facility and related documents or evidenced by notes issued thereunder.

      1.13 "CIT Equipment Facility" means the Loan and Security Agreement, dated as of December 27, 1991, between the Debtor and CIT, as amended, modified or supplemented from time to time.

      1.14  "Claim" means any claim against the Debtor within the meaning of
Section 101(5) of the Bankruptcy Code.

      1.15 "Class" means each class or subclass of Claims or Interests established pursuant to Article 3 of the Plan.

      1.16 "Confirmation Date" means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

      1.17 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bank-ruptcy Code.

      1.18 "Control Person" means any person, entity or "group", within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, that, directly or indirectly, owns or controls five percent (5%) or more of the New Common Stock on the Effective Date.

      1.19 "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Case by the United States Trustee for the Southern District of New York.

      1.20  "Debtor" means Forstmann & Company, Inc.

      1.21 "Deferred Interest Amount" means, with respect to any Person holding a Senior Secured Note, an amount equal to (a) the accrued and unpaid interest on the outstanding principal amount of such Senior Secured Note at the non-default rate specified in such Senior Secured Note for the period through and including the Effective Date, plus (b) interest on interest at the same rate for the same period, minus (c) all adequate protection payments made with respect to such Senior Secured Note pursuant to paragraph 2 of the Stipulation and Order Settling Senior Secured Noteholders' and Trustee's Motions for Relief From the Automatic Stay, dated March 20, 1996, as such Stipulation and Order has been amended, modified or supplemented from time to time.

      1.22 "Deferred Interest Notes" means the Subordinated Secured Floating Rate Notes maturing on or about the fourth anniversary of the Effective Date to be issued by the Reorganized Debtor pursuant to the Plan and the Deferred Interest Note Indenture and having substantially the terms set forth in Exhibit A hereto.

      1.23 "Deferred Interest Note Indenture" means the Indenture, dated as of the Effective Date, between the Reorganized Debtor and a financial institution acceptable to the Debtor, as trustee, substantially in the form contained in the Plan Supplement.

      1.24 "DIP Facility" means the Amended and Restated Debtor-in-Possession Loan Agreement, dated as of September 27, 1995, among the Debtor, the lenders listed therein and GECC, as agent for such lenders, as amended, modified or supplemented from time to time.

      1.25 "Disclosure Statement" means the First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for Forstmann's Plan of Reorganization, as amended, modified or supplemented from time to time.

      1.26 "Disputed Claim" means a Claim, or a portion thereof, that has not become an Allowed Claim. For the purposes of the Plan, a Claim shall be considered a Disputed Claim before the time that an objection thereto has been or may be filed if: (a) the amount or classification of the Claim specified in the proof of claim exceeds the amount or differs from the classification, as applicable, of any corresponding Claim listed by the Debtor in the Schedules;
(b) the Claim is described in the proof of claim as unliquidated or contingent, in whole or in part; (c) any corresponding Claim listed by the Debtor in the Schedules has been listed as disputed, contingent or unliquidated; or (d) no corresponding Claim has been listed by the Debtor in the Schedules. Any portion of a Claim which is not disputed by the Debtor or Reorganized Debtor shall, for purposes of receiving distributions under the Plan, be deemed to be an Allowed Claim.

      1.27 "Disputed Claims Cash Reserve" means one or more segregated accounts in which Cash shall be held pursuant to Section 10.2.2 of the Plan.

      1.28 "Disputed Claims Equity Reserve" means a reserve in which Cash and Plan Securities shall be held pursuant to Section 10.2.3 of the Plan.

      1.29 "Disputed Interest" means an Interest, or a portion thereof, that has not become an Allowed Interest.

      1.30 "Distribution Agent" means the Person selected by the Reorganized Debtor to hold and distribute the Cash and Plan Securities to be distributed pursuant to the Plan (which Person may be the Reorganized Debtor) and employed on such terms as may be determined by the Reorganized Debtor.

      1.31 "Distribution Date" means the Effective Date, the ninetieth day after the Effective Date and each January 1 and June 1 thereafter.

      1.32 "Effective Date" means the first Business Day upon which the conditions set forth in Section 13.2 of the Plan have been satisfied or waived as provided in the Plan, which Business Day shall not be (absent consent of GECC) more than thirty (30) days after the confirmation of the Plan.

      1.33 "Estate" means the estate created pursuant to Section 541(a) of the Bankruptcy Code upon the commencement of the Case.

      1.34 "Filing Date" means September 22, 1995, the date on which the Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code.

      1.35 "Final Order" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

      1.36 "FY 1997 Management Incentive Plan" means the Management Incentive Plan for Fiscal Year 1997, substantially in the form contained in the Plan Supplement.

      1.37 "GECC" means General Electric Capital Corporation, as a lender and agent under the DIP Facility.

      1.38 "Interest" means an equity security of the Debtor within the meaning of Section 101(16) of the Bankruptcy Code.

      1.39  "Lien" has the meaning given in Section 101(37) of the Bankruptcy
Code.

      1.40 "Management Stock Option Plan" means the management stock option plan of the Reorganized Debtor, substantially in the form contained in the Plan Supplement.

      1.41 "New Bank Credit Agreement" means the Loan Agreement, dated as of the Effective Date, among the Reorganized Debtor, the lenders named therein, and BankAmerica Business Credit, Inc., as agent for such lenders, substantially in the form contained in the Plan Supplement, pursuant to which the lenders named therein shall have agreed to provide financing to the Reorganized Debtor on substantially the terms summarized in the Disclosure Statement.

      1.42 "New Common Stock" means the shares of common stock, par value $.01 per share, of the Reorganized Debtor to be issued by the Reorganized Debtor pursuant to the Plan and the Amended and Restated Charter.

      1.43 "New Warrant Agreement" means the Warrant Agreement, dated as of the Effective Date, between the Reorganized Debtor and a financial institution reasonably acceptable to the Debtor, as warrant agent, substantially in the form contained in the Plan Supplement.

      1.44 "New Warrants" means the warrants to purchase up to 2% of the shares of the New Common Stock outstanding on the Effective Date to be issued by the Reorganized Debtor pursuant to the Plan, the Amended and Restated Charter and the New Warrant Agreement.

      1.45 "Noteholder" means each Person holding a Senior Secured Note (including any successors, assigns or nominees) as of the Record Date.

      1.46 "Noteholder Claims" means all Claims of the Noteholders against the Debtor arising under or evidenced by the Senior Secured Notes or the Senior Secured Note Indenture and related documents.

      1.47  "Old Common Stock" means the Debtor's common stock, par value $.001.

      1.48 "Old Indentures" means the Senior Secured Note Indenture and the Subordinated Note Indenture.

      1.49 "Old Options" means the stock options issued and outstanding under the Debtor's Common Stock Incentive Plan, dated September 18, 1992, as amended, modified or supplemented from time to time.

      1.50 "Old Preferred Stock" means the Debtor's 5% Senior (Pay-in-Kind) Preferred Stock, par value $1.0.

      1.51 "Old Securities" means, collectively, the Senior Secured Notes, Subordinated Notes, notes issued to CIT pursuant to the CIT Equipment Facility, Old Common Stock, Old Preferred Stock, Old Options and any other unexercised rights, if any, to acquire shares of the Old Preferred Stock or Old Common Stock by way of option, warrant or other legal or contractual right.

      1.52 "Old Trustees" means, collectively, the Senior Secured Note Trustee and the Subordinated Note Trustee.

      1.53 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

      1.54 "Plan" means the Debtor's First Amended Plan of Reorganization as set forth herein, together with the Schedules and Exhibits thereto and the Plan Supplement, as the same may be amended or modified by the Debtor from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

      1.55 "Plan Documents" means, collectively, the New Bank Credit Agreement, the Registration Rights Agreement, the New Warrant Agreement, the Amended and Restated Charter, the Management Stock Option Plan, the Deferred Interest Note Indenture and the FY 1997 Management Incentive Plan.

      1.56 "Plan Securities" means, collectively, the Deferred Interest Notes, the New Common Stock and the New Warrants.

      1.57 "Plan Supplement" means a separate volume, to be filed with the Clerk of the Bankruptcy Court, including, among other things, forms of the Amended and Restated Charter, the Management Stock Option Plan, the New Bank Credit Agreement, the New Warrant Agreement, the Registration Rights Agreement, the Deferred Interest Note Indenture and the FY 1997 Management Incentive Plan. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than five (5) days prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish).

      1.58 "Priority Claim" means any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

      1.59 "Provident" means The Provident Bank, as assignee of Sanwa's rights under the Sanwa Capital Lease.

      1.60 "Provident Settlement" means the settlement of Provident's Claims under the Sanwa Capital Lease described in Section 5.4 of the Plan.

      1.61 "Record Date" means the Confirmation Date or such other date as is designated in the Confirmation Order.

      1.62 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, between the Reorganized Debtor and the holders of the New Common Stock, with respect to the registration of shares of New Common Stock, substantially in the form contained in the Plan Supplement.

      1.63 "Reorganized Debtor" means Forstmann & Company, Inc. on and after the Effective Date.

      1.64 "Releasees" means, collectively, (a) solely in their capacity as representatives of the Debtor, each of the Debtor's current and former officers, directors, employees, consultants, financial advisors, attorneys, accountants and other representatives who served in such capacity during the Case, (b) the Creditor's Committee and (c) solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, financial advisor, attorney, accountant and other representative of the Creditors' Committee.

      1.65 "Sanwa Capital Lease" means an equipment lease agreement, dated as of June 1, 1994, as amended, between the Debtor and Sanwa General Equipment Leasing, and all Equipment Schedules thereto.

      1.66 "Schedules" means the schedules filed by the Debtor with the clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

      1.67 "Secured Claim" means any Claim of any Person that is secured by a Lien on property in which the Debtor or the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Person's interest in the Debtor's or Estate's interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.

      1.68 "Senior Secured Notes" means the Senior Secured Floating Rate Notes due October 30, 1997 issued by the Debtor pursuant to the Senior Secured Note Indenture.

      1.69 "Senior Secured Note Indenture" means the Indenture, dated as of April 5, 1993, between the Debtor and the Senior Secured Note Trustee, for the issuance of the Senior Secured Notes, as amended, modified or supplemented from time to time.

      1.70 "Senior Secured Note Trustee" means Fleet National Bank (f/k/a Shawmut Bank Connecticut, N.A.), as the trustee under the Senior Secured Note Indenture, or any successor thereto.

      1.71 "Subordinated Notes" means the 14 % Senior Subordinated Notes and Amended Senior Subordinated Notes due April 15, 1999 issued by the Debtor pursuant to the Subordinated Note Indenture.

      1.72 "Subordinated Note Indenture" means the Amended and Restated Indenture, dated as of November 19, 1990, for the issuance of the Subordinated Notes, between the Debtor and the Subordinated Note Trustee, as amended, modified or supplemented from time to time.

      1.73 "Subordinated Note Trustee" means First Trust National Association, as trustee under the Subordinated Note Indenture.

      1.74 "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.

      1.75 "Tax Claim" means any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

      1.76 "Unclaimed Property" means all Cash and all Plan Securities deemed to be "Unclaimed Property" pursuant to Sections 9.3, 9.4.1 and 9.7 of the Plan.


                                    ARTICLE 2

                          ADMINISTRATIVE AND TAX CLAIMS

      2.1  Administrative Claims.  Each Person holding an Administrative Claim
           ---------------------
that is an Allowed Claim shall be paid in respect of such Claim, in Cash, in full on the later of (a) the Effective Date and (b) the date such Administrative Claim becomes an Allowed Claim; provided, however, that (i) such Person may be
                                --------  -------
treated on such less favorable terms as may be agreed to by such Person, and
(ii) Administrative Claims representing liabilities incurred by the Debtor in the ordinary course of its business during the Case shall be paid by the Reorganized Debtor in accordance with the terms and provisions of the particular transactions and agreements relating thereto.

            Notwithstanding any other provisions of the Plan, the Plan shall not modify any of the rights of GECC under the DIP Facility, including, without limitation, GECC's rights in any collateral securing its Claims under the DIP Facility, and the Liens securing such Claims shall remain in full force and effect until all of GECC's Claims under the DIP Facility are paid in full.

      2.2  Tax Claims.  Each Person holding a Tax Claim that is an Allowed Claim
           ----------
shall be paid, in Cash, in full on the later of (a) the Effective Date and
(b) the date such Tax Claim becomes an Allowed Claim or, at the option of the Debtor, shall receive, on account of such Claim, Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Claim, or shall be paid on account of its Allowed Claim on such other terms as have been or may be agreed to between such Person and the Debtor.


                                    ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      3.1  Class 1 - Priority Claims.  Class 1 consists of all Priority Claims.
           -------------------------

      3.2  Class 2 - Noteholder Claims.  Class 2 consists of all Noteholder
           ----------------------------
Claims.

      3.3  Class 3 - CIT Claims.  Class 3 consists of all CIT Claims.
           ---------------------

      3.4  Class 4 - Miscellaneous Secured Claims.  Class 4 consists of all
           --------------------------------------
Secured Claims other than Secured Claims that are classified in another Class under the Plan. Each Class 4 Claim shall be treated for all purposes under the Bankruptcy Code and the Plan as a separate subclass.

      3.5  Class 5 - Unsecured Claims.  Class 5 consists of all Claims other
           ---------------------------
than Administrative and Tax Claims and Class 1, 2, 3, 4 and 6 Claims.

      3.6   Class 6 - Convenience Claims.  Class 6 consists of all Claims that
            -----------------------------
would otherwise be classified in Class 5, which were filed or scheduled for, or were reduced prior to the Confirmation Date pursuant to Section 7.2 of the Plan to, an amount of $400 or less.

      3.7  Class 7 - Interests of Holders of Old Preferred Stock.  Class 7
           ------------------------------------------------------
consists of all Interests of Persons holding shares of Old Preferred Stock.

      3.8  Class 8 - Interests of Holders of Old Common Stock.  Class 8 consists
           ---------------------------------------------------
of all Interests of Persons holding shares of Old Common Stock.

      3.9  Class 9 - Interests of Holders of Old Options.  Class 9 consists of
           ----------------------------------------------
all Interests of Persons holding Old Options.


                                    ARTICLE 4

                 IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS

      4.1  Unimpaired Classes of Claims.  Classes 1, 4 and 6 are not impaired
           -----------------------------
under the Plan.

      4.2  Impaired Classes of Claims and Interests.  All other Classes of
           -----------------------------------------
Claims and Interests are impaired under the Plan.


                                    ARTICLE 5

                        TREATMENT OF CLAIMS AND INTERESTS

            In full satisfaction and discharge of all of the Claims against or Interests in the Debtor:

      5.1  Class 1 - Priority Claims.  Each Person holding an Allowed Claim in
           -------------------------
Class 1 shall be paid (a) the full amount of such Allowed Claim in Cash on the later of the Effective Date and the date such Claim becomes an Allowed Claim or
(b) upon such other less favorable terms as may be agreed to by such Person.

      5.2  Class 2 - Noteholder Claims.  On the Effective Date, each Person
           ----------------------------
holding an Allowed Claim in Class 2, shall receive on account of such Allowed Claim (a) Cash in an amount equal to the outstanding principal amount of such Person's Senior Secured Note as of the Effective Date and (b) a Deferred In-terest Note in a principal amount equal to such Person's Deferred Interest Amount. In addition, on the Effective Date, the Persons holding Allowed Claims in Class 2 will receive payment of certain costs, expenses and fees described in Exhibit A hereto. In the event that the sale of the Debtor's manufacturing facility located in Tifton, Georgia is not consummated on or before the Effec-tive Date, the Deferred Interest Notes shall have the benefit of a Lien on such facility and the proceeds of its sale or other disposition.

      5.3  Class 3 - CIT Claims.  On the Effective Date, CIT shall receive, on
           ---------------------
account of the CIT Claims, Cash in an amount equal to the sum of (a) the aggregate principal amount then outstanding under the notes issued pursuant to the CIT Equipment Facility, plus (b) all interest accrued but unpaid thereon as of the Effective Date, plus (c) costs and expenses incurred by CIT in connection with the Case but not reimbursed by the Debtor prior to the Effective Date.

      5.4  Class 4 - Miscellaneous Secured Claims.  On the Effective Date, with
           ---------------------------------------
respect to each Allowed Claim in any subclass of Class 4, at the option of the Debtor, (a) the Debtor shall cure any default (other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code) that occurred before or after the Filing Date, the occurrence of which entitled the Person holding such Claim pursuant to any contractual provisions or applicable law to demand or receive accelerated payment of such Claim, and the original maturities of such Claim shall be reinstated as such maturities existed before such default, (b) the Plan shall (i) not alter the legal, equitable or contractual rights to which such Claim entitles the holder thereof or (ii) otherwise render such Claim unimpaired pursuant to Section 1124 of the Bankruptcy Code, or (c) the Person holding such Claim shall be accorded such other less favorable treatment as may be agreed to by such Person, provided, however, that the Allowed Claims of Provident shall be satisfied pursuant to the terms of the Provident Settlement described below.

            On the Effective Date, the Allowed Claims of Provident under the Sanwa Capital Lease shall be bifurcated into (a) an Allowed Claim in Class 4 in the amount of $1.89 million and (b) an Allowed Claim in Class 5 equal to the amount of the difference between (i) the aggregate amount of Provident's Allowed Claims under the Sanwa Capital Lease and (ii) Provident's Allowed Claim in Class
4. If the Effective Date occurs on or after July 1, 1997 and prior to July 31, 1997, it is estimated that Provident's Allowed Claim in Class 5 shall be equal to $288,022. In full satisfaction of Provident's Allowed Claim in Class 4, on the Effective Date, the Reorganized Debtor and Provident shall enter into an amendment to the Sanwa Capital Lease which will extend the maturity of the Sanwa Capital Lease to the date which is the third anniversary of the Effective Date, provide for monthly payments of principal and interest in the amount of $36,060.90 under Equipment Schedule No. 1 and $24,040.60 under Equipment Schedule No. 2, such payments to commence on the thirtieth day following the Effective Date, and make any other changes necessary to conform the other terms of the Sanwa Capital Lease to these modifications. The Provident Settlement shall be effective and binding on the Reorganized Debtor only if the Effective Date occurs on or before August 31, 1997.

            The Plan does not alter the rights of any Person holding an Allowed Claim in Class 4 in any collateral securing such Allowed Claim as of the Filing Date and the Liens securing each such Allowed Claim are hereby ratified and affirmed.

      5.5  Class 5 - Unsecured Claims.  The Persons holding Allowed Claims in
           ---------------------------
Class 5 shall in the aggregate be entitled to receive 100% of the shares of New Common Stock (excluding shares of New Common Stock issuable upon exercise of the New Warrants or the options granted under the Management Stock Option Plan). In order to effectuate the foregoing, each Person holding an Allowed Claim in Class 5 (other than the Debtor in respect of the Subordinated Notes held by the Debtor on the Effective Date) shall be entitled to receive, on the later of (a) the Effective Date and (b) the date on which such Claim becomes an Allowed Claim, a number of shares of New Common Stock equal to (i) the total number of shares of New Common Stock to be distributed to Persons holding Allowed Claims in Class 5, multiplied by (ii) a fraction, the numerator of which is the amount of such Person's Allowed Claim in Class 5 and the denominator of which is the aggregate amount of all Claims in Class 5 on the date of determination (including the aggregate amount of Disputed Claims in Class 5 on such date, but excluding the Claims in respect of the Subordinated Notes held by the Debtor on the Effective
Date). In addition, on and after the Effective Date, the Persons holding Allowed Claims in Class 5 shall be entitled to additional distributions in accordance with Sections 9.7 and 10.2.7 of the Plan. No distributions shall be made at any time in respect of the Subordinated Notes held by the Debtor on the Effective Date.

      5.6  Class 6 - Convenience Claims.  Each person holding an Allowed Claim
           -----------------------------
in Class 6 shall be paid the full amount of such Allowed Claim (as reduced in accordance with Section 7.2 of the Plan) in Cash on the later of (a) the Effective Date and (b) the date on which such Claim becomes an Allowed Claim.

      5.7  Class 7 - Interests of Holders of Old Preferred Stock.  Subject to
           ------------------------------------------------------
the qualifications and limitations set forth in this Section 5.7, the Persons holding Allowed Interests in Class 7 shall in the aggregate be entitled to receive 50% of the New Warrants which shall entitle them to purchase in the aggregate 1% of the shares of New Common Stock outstanding on the Effective Date. In order to effectuate the foregoing, each Person holding an Allowed Interest in Class 7 shall be entitled to receive on the Effective Date a number of New Warrants equal to (a) the total number of New Warrants to be distributed to Persons holding Allowed Interests in Class 7, multiplied by (b) a fraction, the numerator of which is the number of such Person's shares of Old Preferred Stock and the denominator of which is the total number of shares of Old Preferred Stock. Notwithstanding the foregoing, if Class 7 fails to accept the Plan, no Person holding an Allowed Interest in Class 7 shall be entitled to any distribution under the Plan on account of such Allowed Interest and the New Warrants otherwise distributable to the Persons holding Allowed Interests in Class 7 shall be deemed cancelled. On the Effective Date, all Class 7 Interests then outstanding, and all certificates representing such Interests, shall be deemed extinguished.

      5.8  Class 8 - Interests of Holders of Old Common Stock.  Subject to the
           ---------------------------------------------------
qualifications and limitations set forth in this Section 5.8, the Persons holding Allowed Interests in Class 8 shall in the aggregate be entitled to receive 50% of the New Warrants which shall entitle them to purchase in the aggregate 1% of the shares of New Common Stock outstanding on the Effective Date. In order to effectuate the foregoing, each Person holding an Allowed Interest in Class 8 shall be entitled to receive on the Effective Date a number of New Warrants equal to (a) the total number of New Warrants to be distributed to Persons holding Allowed Interests in Class 8, multiplied by (b) a fraction, the numerator of which is the number of such Person's shares of Old Common Stock and the denominator of which is the total number of shares of Old Common Stock. Notwithstanding the foregoing, if (i) Class 8 fails to accept the Plan, no Person holding an Allowed Interest in Class 8 shall be entitled to any distribution under the Plan on account of such Allowed Interest and the New Warrants otherwise distributable to the Persons holding Allowed Interests in Class 8 shall be deemed cancelled, and (ii) if Class 8 accepts the Plan and Class 7 fails to accept the Plan, the Persons holding Allowed Interests in Class 8 shall be permitted to receive or retain property distributable pursuant to the Plan only to the extent the Plan may be confirmed under Section 1129(b) of the Bankruptcy Code. On the Effective Date, all Class 8 Interests then outstanding, and all certificates representing such Interests, shall be deemed extinguished.

      5.9  Class 9 - Interests of Holders of Old Options.  The Persons holding
           ----------------------------------------------
Allowed Interests in Class 9 shall receive no distributions under the Plan. On the Effective Date, all Class 9 Interests then outstanding, and all instruments representing such Interests, shall be deemed extinguished.


                                    ARTICLE 6

                         ACCEPTANCE OR REJECTION OF PLAN

      6.1  Classes Entitled to Vote.  Classes 2, 3, 5, 7 and 8 shall be entitled
           -------------------------
to vote to accept or reject the Plan. The Subordinated Note Trustee shall not be entitled to vote on behalf of the holders of the Subordinated Notes. Classes 1, 4 and 6 are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Plan and therefore shall not be entitled to vote to accept or reject the Plan. Class 9 is conclusively presumed pursuant to
Section 1126(g) of the Bankruptcy Code to have rejected the Plan and therefore shall not be entitled to vote to accept or reject the Plan.

      6.2  Nonconsensual Confirmation.  The Debtor will request the Bankruptcy
           --------------------------
Court to confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code without acceptance by Class 9. In the event that any other Class of Claims or Interests fails to accept the Plan as required by Section 1129(a) of the Bankruptcy Code, the Debtor may request the Bankruptcy Court to confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code or, as an alternative to such cramdown, the Plan may be amended in accordance with Section 15.1 of the Plan. In the event that any one or more of Classes 7 and 8 fails to accept the Plan as required by Section 1129(a) of the Bankruptcy Code, the Debtor has determined that: (a) the Plan may be confirmed in accordance with Section 1129(b) of the Bankruptcy Code without amendment or modification, (b) the Persons holding Allowed Interests in such Classes shall be permitted to receive or retain property distributable pursuant to the Plan only if and to the extent permitted by Section 1129(b) of the Bankruptcy Code and (c) to the extent that such Classes may not receive or retain the New Warrants, such New Warrants shall not be issued.

                                    ARTICLE 7

                         MEANS OF EXECUTION OF THE PLAN

      7.1  Effectiveness of Agreements.  On the Effective Date, the Reorganized
           ----------------------------
Debtor shall enter into the following agreements and such agreements shall become effective: (a) the New Bank Credit Agreement; (b) the New Warrant Agreement, (c) the Registration Rights Agreement, (d) the Deferred Interest Note Indenture and (e) the FY 1997 Management Incentive Plan.

      7.2   Election for Treatment in Class 6.  Each holder of a Claim in Class
            ----------------------------------
5 may elect, in the ballot by which it votes to accept or reject the Plan, to reduce the amount of its Claim to $400 and thereby be deemed to be a holder of a Claim in Class 6 for purposes of voting and payment under the Plan. Any such election shall be effective only upon the receipt thereof by the Debtor prior to the Confirmation Date. Once the election is made, and received by the Debtor, such election shall be irrevocable, but shall not prevent the Debtor or other parties in interest from objecting to such Claim as reduced.

      7.3  Issuance of Plan Securities.  The Reorganized Debtor shall be deemed
           ----------------------------
to have authorized and, on the Effective Date, shall issue the Plan Securities.

      7.4  Amended and Restated Charter.  On the Effective Date, the Amended and
           -----------------------------
Restated Charter shall be filed with the Secretary of State of the State of Georgia.

      7.5  Management/Boards of Directors.  Prior to the confirmation of the
           -------------------------------
Plan, in accordance with Section 1129(a)(5) of the Bankruptcy Code, the Debtor shall disclose (a) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of the Reorganized Debtor, and (b) the identity of any "insider" (as such term is defined in Section 101(31) of the Bankruptcy Code) who shall be employed and retained by the Reorganized Debtor and the nature of any compensation for such insider. The Board of Directors of the Reorganized Debtor shall consist initially of five members, of whom four (including at least one who is neither a Control Person or an affiliate of a Control Person) will be designated by the Creditors' Committee and one will be the Chief Executive Officer of the Reorganized Debtor. Subsequent to the Effective Date, a majority of the members of the Board of Directors of the Reorganized Debtor may expand the number of members of the Board of Directors of the Reorganized Debtor to seven, and the vacancies created thereby may be filled by persons (including at least one who is neither a Control Person or an affiliate of a Control Person) selected by a majority of the members of the Board of Directors of the Reorganized Debtor. The officers of the Debtor immediately before the Confirmation Date shall continue to serve immediately after the Confirmation Date in their respective capacities.

      7.6  Employee Incentive Plans.
           -------------------------
            7.6.1  Management Stock Option Plan.  On the Effective Date, the
                   -----------------------------
Management Stock Option Plan shall become effective and shares of New Common Stock representing 10% of the shares of New Common Stock (taking into account the shares of the New Common Stock issuable upon the exercise of the New Warrants) shall be reserved for issuance under the Management Stock Option Plan. Under the terms of the Management Stock Option Plan, on the Effective Date, options for the purchase of shares of New Common Stock representing 3% of the shares of New Common Stock (taking into account the shares of New Common Stock issuable upon the exercise of the New Warrants) shall be granted to Persons who are officers of the Debtor (excluding the Chief Executive Officer of the Debtor) as of the Confirmation Date, as determined by the Debtor's Board of Directors and approved by the Creditors' Committee. Options for the purchase of the remaining shares reserved for issuance under the Management Stock Option Plan shall be awarded as determined by the Board of Directors of the Reorganized Debtor on or after the Effective Date. The Management Stock Option Plan and the options issued thereunder shall have the terms set forth in Exhibit B hereto and such other terms as may be mutually satisfactory to the Debtor and the Credi-tors' Committee (or, after the Effective Date, the Board of Directors of the Reorganized Debtor).

            7.6.2  FY 1997 Management Incentive Plan.  On the Effective Date,
                   ----------------------------------
the FY 1997 Management Incentive Plan shall become effective.

      7.7  Corporate Actions.  On the Effective Date, all actions contemplated
           -----------------
by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following:
(a) the adoption and the filing with the Secretary of State of the State of Georgia of the Amended and Restated Charter; (b) the issuance by the Reorganized Debtor of the Plan Securities; (c) the cancellation of the Subordinated Notes held by the Debtor on the Effective Date; (d) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing and (e) the removal of all members of the Debtor's Board of Directors not designated by the Creditors' Committee as members of the Board of Directors of the Reorganized Debtor (other than the Chief Executive Officer of the Reorganized Debtor) and the election of all members of the Board of Directors of the Reorganized Debtor so designated. All matters provided for under the Plan involving the corporate structure of the Debtor or the Reorganized Debtor and any corporate action required by the Debtor or the Reorganized Debtor in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtor or the Reorganized Debtor. On the Effective Date, the appropriate officers of the Reorganized Debtor are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtor.


                                    ARTICLE 8

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      8.1  Assumption of Executory Contracts and Unexpired Leases.
           ------------------------------------------------------

            8.1.1  Assumption.  All executory contracts and unexpired leases
                   -----------
shall be deemed assumed by the Reorganized Debtor on the Effective Date unless such contracts or leases were either (a) expressly rejected prior to the Confirmation Date or (b) are the subject of a pending motion by the Debtor to reject on the Confirmation Date.

            The Reorganized Debtor will continue to be the contributing sponsor of the Forstmann & Company, Inc. Retirement Pension Plan and the Forstmann & Company, Inc. Hourly Employees Pension Plan (the "Pension Plans"), which are defined benefit pension plans insured by the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. sectionsection 1301-1461, as amended. The Pension Plans are subject to the minimum funding requirements of ERISA and
Section 412 of the Internal Revenue Code. No provision of the Plan, Confirmation Order or Section 1141 of the Bankruptcy Code shall or shall be construed to in any way discharge, release or relieve the Debtor, the Reorganized Debtor, or any other party, in any capacity, from any liability with respect to the Pension Plans under any law or regulatory provision. PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of any of the provisions of the Plan, including those providing for satisfaction, release and discharge of claims.

            8.1.2  Cure Payments, etc.  All cure payments which may be required
                   -------------------
under Section 365(b)(1) of the Bankruptcy Code in connection with such assumption shall be made on the Effective Date, provided, however, that, in the event of a dispute concerning (a) the amount of any cure payment, (b) the ability of the Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the executory contract or the unexpired lease to be assumed or (c) any other matter pertaining to the assumption of an executory contract or an unexpired lease, the Debtor shall make such cure payment or provide such assurance, as required, in accordance with Final Orders of the Bankruptcy Court.

      8.2  Rejection.  An Allowed Claim under an executory contract or an
           ----------
unexpired lease that has been rejected, if any, shall constitute a Class 4 Claim, if secured, or a Class 5 Claim, if unsecured. Any proof of claim with respect to Claims arising from the rejection of an executory contract or an unexpired lease must be filed with the Bankruptcy Court within 30 days after the rejection by the Debtor of such contract or such lease.

      8.3  Indemnification Obligations.  The obligations of the Debtor to
           ----------------------------
indemnify, reimburse and limit the liability of, the Persons serving as directors or officers of the Debtor on the Confirmation Date pursuant to its certificate of incorporation, by-laws, applicable state law, specific agreements or any combination of the foregoing, shall survive the confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether indemnification, reimbursement or limitation of liability is owed in connection with an event occurring before, on or after the Filing Date.

                                    ARTICLE 9

                                  DISTRIBUTIONS

      9.1  Distributions to the Distribution Agent.  On the Effective Date, the
           ----------------------------------------
Reorganized Debtor shall transmit or cause to be transmitted to the Distribution Agent sufficient Cash and Plan Securities to (a) make the distributions to the holders of Allowed Claims and Allowed Interests required by the Plan to be made on the Effective Date and (b) establish the Disputed Claims Cash Reserve and the Disputed Claims Equity Reserve pursuant to Sections 10.2.2 and 10.2.3 of the Plan.

      9.2  Distributions.
           --------------
            9.2.1  Distribution Agent.  The Distribution Agent shall be
                   -------------------
responsible for making all of the distributions required to be made by the Reorganized Debtor under the Plan. All costs and expenses in connection with such distributions, including, without limitation, the fees and expenses, if any, of the Distribution Agent, shall be borne by the Reorganized Debtor.

            The Distribution Agent shall have the right to employ one or more sub-agents on such terms and conditions as the Distribution Agent and such sub-agent(s) shall agree, subject to approval of the Reorganized Debtor, which ap-proval shall not be unreasonably withheld.

            The Reorganized Debtor, when acting as the Distribution Agent, shall not be required to provide any bond in connection with the making of any dis-tributions pursuant to the Plan. However, if the Distribution Agent is any Person other than the Reorganized Debtor, such Person shall be required to provide such bond.

            9.2.2  Date of Distribution.  The Distribution Agent shall make each
                   ---------------------
required distribution by the date stated in the Plan with respect to such distribution. Any distribution required to be made on the Effective Date shall be deemed to be made on such date if made as soon as practicable after such date and, in any event, within thirty (30) days after such date. Any distribution required to be made on the date on which a Claim becomes an Allowed Claim shall be deemed to be made on such date if made on the nearest Distribution Date occurring after such date.

            9.2.3  Distribution to the Noteholders.  For the purpose of
                   --------------------------------
distributions to the Noteholders, the Senior Secured Note Trustee shall be deemed to be the sole holder of all Allowed Claims evidenced by the Senior Secured Notes. Accordingly, all distributions on account of such Allowed Claims shall be distributed to the Senior Secured Note Trustee for further distribution to the Noteholders pursuant to the terms of the Senior Secured Note Indenture.

            9.2.4  Distribution to the Persons Holding Subordinated Notes.  For
                   -------------------------------------------------------
the purpose of distributions to the Persons holding Subordinated Notes, the Subordinated Note Trustee shall be deemed to be the sole holder of all Allowed Claims evidenced by the Subordinated Notes. Accordingly, all distributions on account of such Allowed Claims shall be distributed to the Subordinated Note Trustee under the Subordinated Note Indenture for further distribution to the Persons holding Subordinated Notes pursuant to the terms of the Subordinated
Note Indenture.

            The Reorganized Debtor and the Subordinated Note Trustee shall enter into an agency and distribution agreement in form and content reasonably acceptable to each of them. Within two business days of the Record Date, the Subordinated Note Trustee shall deliver to the Distribution Agent the names of the record holders of the Subordinated Notes as of the Record Date and principal amount of the Subordinated Notes held by such holders.

            9.2.5  Distribution to the Persons Holding Shares of Old Common
                   ---------------------------------------------------------
Stock and Old Preferred Stock.  All distributions on account of Allowed
------------------------------
Interests in Class 7 and Class 8 shall be distributed to the Debtor's stock transfer agent for further distribution to the Persons holding such Allowed Interests.

            9.2.6  Manner of Payment.  At the option of the Distribution Agent,
                   ------------------
distributions may be made in cash, by wire transfer or by a check drawn on a domestic bank. Distribution of Plan Securities shall be made by the issuance and delivery of such Plan Securities.

      9.3  Undeliverable Distributions.  If a distribution is returned to the
           ----------------------------
Distribution Agent as undeliverable, the Distribution Agent shall hold such distribution and shall not be required to take any further action with respect to the delivery of the distribution unless and until the Distribution Agent is notified in writing of the then current address of the Person entitled to receive the distribution. Unless and until the Distribution Agent is so notified, such distribution shall be deemed to be "Unclaimed Property" and shall be dealt with in accordance with Section 9.7 of the Plan.

            The Distribution Agent shall not be entitled to vote any Plan Securities which the Distribution Agent holds as undeliverable.

      9.4  Old Securities and Old Indentures.
           ----------------------------------

            9.4.1  Surrender and Cancellation of Instruments.  As a condition to
                   -----------------------------------------
receiving any distribution pursuant to the Plan, each Person holding an instrument evidencing an Old Security must (a) surrender such instrument to the Distribution Agent (or, in the case of Persons holding Senior Secured Notes, Subordinated Notes, Old Preferred Stock or Old Common Stock, the Senior Secured Note Trustee, Subordinated Note Trustee or transfer agent, as the case may be) or (b) in the event that any such instrument is lost, stolen, mutilated or destroyed, deliver to the Distribution Agent (or the Senior Secured Note Trustee, Subordinated Note Trustee or transfer agent, as applicable) evidence reasonably satisfactory to the Distribution Agent (or the Senior Secured Note Trustee, Subordinated Note Trustee or transfer agent, as applicable) and the Re-organized Debtor of the loss, theft, mutilation or destruction of such instrument and, if desirable in the reasonable judgment of the Reorganized Debtor, a surety bond, the amount and form of which shall be reasonably satisfactory to the Distribution Agent (or the Senior Secured Note Trustee, Subordinated Note Trustee or transfer agent, as applicable) and the Reorganized Debtor, from a surety company reasonably satisfactory to the Distribution Agent (or the Senior Secured Note Trustee, Subordinated Note Trustee or transfer agent, as applicable) and the Reorganized Debtor. In addition, on the Effective Date, the Debtor shall surrender the Subordinated Notes held by it on such date for cancellation by the Subordinated Note Trustee. In accordance with the provisions of Section 1143 of the Bankruptcy Code, any Person holding a Claim or an Interest evidenced by an instrument that fails to surrender such instrument within two years from the Confirmation Date shall be deemed to have forfeited all rights, claims and interests and shall not participate in any distribution under the Plan. The distributions otherwise distributable to such Person shall be deemed to be "Unclaimed Property" and shall be dealt with in accordance with
Section 9.7 of the Plan.

            9.4.2  Rights of Persons Holding Old Securities.  As of the
                   ----------------------------------------
Effective Date, (a) all Old Securities shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any Person, and (b) the Debtor's obligations under such Old Securities shall be deemed discharged. Until the Persons holding the Old Securities as of the Record Date or their lawful successors and assigns surrender the instruments which had previously evidenced the Old Securities, or otherwise comply with Section 9.4.1 of the Plan, such Persons shall have no rights (and such instruments shall evidence no rights) except to surrender such instruments, or otherwise comply with such Section, and to receive in exchange therefor the distributions to which such Persons are entitled pursuant to the provisions of Article 5 of the Plan.

            9.4.3  Cancellation of Old Indentures.  On the Effective Date, the
                   -------------------------------
Old Indentures shall be deemed cancelled, discharged, terminated and of no further force and effect. Notwithstanding the foregoing, such cancellation of the Old Indentures shall not impair the rights of (a) the Persons holding Claims on account of the Senior Secured Notes or the Subordinated Notes to receive dis-tributions on account of such Claims pursuant to the terms of the Plan or
(b) the Senior Secured Note Trustee to indemnification under the Senior Secured
Note Indenture against expenses incurred in connection with the administration of its duties under the Senior Secured Note Indenture to the extent of any Lien on any money or property held or collected by such Trustee securing such in-demnity.

            9.4.4  Cancellation of Liens.  Except as otherwise provided in the
                   ----------------------
Plan, on the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtor (including without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtor to evidence the release of such Lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtor.

      9.5  Fractional Securities and Rounding of Payments.  No fractional shares
           -----------------------------------------------
of New Common Stock shall be issued under the Plan. Each Person otherwise entitled to an amount of the New Common Stock that includes fractional amounts shall receive either one whole share (if such fraction is equal to, or greater than, one-half) or no share (if such fraction is less than one-half) in lieu of the fractional amount.

            No New Warrants to purchase fractional shares of New Common Stock shall be issued under the Plan. Each Person otherwise entitled to a New Warrant that includes fractional amounts of New Common Stock shall receive a New Warrant that has been rounded down to the next whole number of shares (if such fraction is less than one-half) or rounded up to the next whole number of shares (if such fraction is equal to, or greater than, one-half).

            Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property under Section 9.7 of the Plan.

      9.6  Compliance with Tax Requirements.  The Reorganized Debtor shall
           ---------------------------------
comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

            In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtor shall file such in-formation return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor (or the Distribution Agent), the Reorganized Debtor may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, the Reorganized Debtor shall not be obligated to liquidate Plan Securities to perform such withholding.

      9.7  Distribution of Unclaimed Property.  If any Person entitled to
           -----------------------------------
receive Cash or Plan Securities pursuant to the Plan does not present itself on the Effective Date or on such other date on which such Person becomes eligible for distribution of such Cash or Plan Securities, such Cash or Plan Securities shall be deemed to be "Unclaimed Property". Nothing contained in the Plan shall require the Reorganized Debtor (or the Distribution Agent) to attempt to locate such Person. The Unclaimed Property shall be set aside and (in the case of Cash) held in a segregated interest-bearing account to be maintained by the Distribution Agent in accordance with Section 10.2.2 of the Plan.

            If such Person presents itself within two years following the Confirmation Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. If such Person does not present itself within two years following the Confirmation Date, any such Unclaimed Property and accrued interest or dividends earned thereon shall become the property of, and shall be released to, the Reorganized Debtor; provided, however, that if such Unclaimed Property consists of shares of New Common Stock or New Warrants set aside for any Persons holding Class 5 Claims or Class 7 or Class 8 Interests, such shares of New Common Stock or New Warrants (together with any dividends earned thereon) shall be distributed to the other Persons holding Class 5 Claims or Class 7 or Class 8 Interests, as the case may be, in accordance with Sections 5.5, 5.7 or 5.8 of the Plan, as applicable.

      9.8  Setoff.  The Reorganized Debtor may, but is not required to, set off
           -------
against any Claim and the distribution to be made pursuant to the Plan in respect of such Claim, any claims of any nature which the Reorganized Debtor may have against the holder of such Claim. Neither the failure by the Reorganized Debtor to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which the Reorganized Debtor may have against the holder of a Claim.

      9.9  Record Date.  Only Persons holding of record the Senior Secured
           ------------
Notes, the Subordinated Notes, the Old Preferred Stock and the Old Common Stock as of the Record Date will be entitled to receive distributions under the Plan.

            As of the close of business on the Record Date, the transfer ledgers for the Senior Secured Notes, the Subordinated Notes, the Old Preferred Stock and the Old Common Stock as maintained by, or on behalf of, the Debtor shall be closed and there shall be no further registrations or other changes in the holders of record of such securities on such transfer ledgers. The Reorganized Debtor, the Old Trustees, and the transfer agents or registrars, as the case may be, shall have no obligation to recognize any transfer of the Senior Secured Notes, the Subordinated Notes, the Old Preferred Stock and the Old Common Stock occurring thereafter.

      9.10  Compensation Rights.  The Old Trustees shall be compensated by the
            --------------------
Reorganized Debtor for services rendered from and after the Effective Date in effectuating the distribution of Cash and Plan Securities as contemplated by the Plan to the Persons holding the Subordinated Notes and Senior Secured Notes and the surrender and cancellation of the Subordinated Notes and the Senior Secured Notes as contemplated by the Plan and shall be indemnified by the Reorganized Debtor for any loss, liability or expense incurred by them in connection with the performance of such duties to the same extent and in the same manner as provided in the Senior Secured Note Indenture or the Subordinated Note Indenture, as the case may be.


                                   ARTICLE 10

           PROCEDURES FOR RESOLVING OBJECTIONS TO CLAIMS AND INTERESTS

      10.1  Objections to Claims and Interests.  Prior to the Effective Date,
            -----------------------------------
the Debtor shall be responsible for pursuing any objection to the allowance of any Claim or Interest. From and after the Effective Date, the Reorganized Debtor shall be responsible for pursuing any objection to the allowance of any Claim or Interest.

            Unless another date is established by the Bankruptcy Court or the Plan, any objection to a Claim or an Interest shall be filed with the Bankruptcy Court and served on the Person holding such Claim or Interest by the later of one hundred and twenty (120) days after the Effective Date and one hundred and twenty (120) days after a proof of claim or interest is filed with respect to such Claim or Interest. The Reorganized Debtor shall have the right to petition the Bankruptcy Court for an extension of such date if a complete review of all Claims and Interests cannot be completed by such date.

      10.2  Treatment of Disputed Claims and Disputed Interests.
            ----------------------------------------------------
            10.2.1  No Distribution Pending Allowance.  If any portion of a
                    ----------------------------------
Claim or an Interest is a Disputed Claim or a Disputed Interest, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim or Interest that is a Disputed Claim or a Disputed Interest, as the case may be, unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest, but the payment or distribution provided for under the Plan shall be made on account of the portion of such Claim or Interest that is an Allowed Claim or an Allowed Interest.

            10.2.2  Disputed Claims Cash Reserve.  On the Effective Date, the
                    -----------------------------
Reorganized Debtor shall deposit in one or more segregated interest-bearing accounts to be established and maintained by the Distribution Agent, Cash equal to one hundred percent (100%) of the amount of Administrative Claims, Priority Claims and Class 3 and Class 6 Claims that are Disputed Claims.

            The Cash held in the Disputed Claims Cash Reserve, together with any net earnings thereon, shall be held in trust by the Distribution Agent for the benefit of the Persons holding such Disputed Claims (subject to the disallowance thereof pursuant to the terms of the Plan) pending determination of their entitlement thereto.

            10.2.3  Disputed Claims Equity Reserve.  On the Effective Date, the
                    -------------------------------
Reorganized Debtor shall transmit to the Distribution Agent and the Distribution Agent shall reserve in the Disputed Claims Equity Reserve a number of shares of New Common Stock and a number of New Warrants equal to one hundred percent (100%) of the shares of New Common Stock and New Warrants to which Persons holding Class 5 Claims or Class 7 or Class 8 Interests that are Disputed Claims or Disputed Interests would be entitled pursuant to the Plan if such Disputed Claims or Disputed Interests were Allowed Claims or Allowed Interests.

            Dividends, distributions and other payments payable with respect to such New Common Stock shall be paid into the Disputed Claims Equity Reserve.
The shares of the New Common Stock (and any proceeds or earnings thereon) and the New Warrants held in the Disputed Claims Equity Reserve shall be held in trust by the Distribution Agent for the Persons holding such Disputed Claims and Disputed Interests pending determination of their entitlement thereto.

            The Distribution Agent shall be deemed to be the holder of all securities held in the Disputed Claims Equity Reserve pending their release therefrom, provided, however, that the Distribution Agent shall abstain from exercising any and all voting rights in respect of the shares of the New Common Stock held in the Disputed Claims Equity Reserve unless otherwise ordered by the Bankruptcy Court.

            10.2.4  Calculation of Amounts.  In calculating (a) the amount of
                    -----------------------
Cash to be held in the Disputed Claims Cash Reserve and (b) the number of shares of New Common Stock and the number of New Warrants to be held in the Disputed Claims Equity Reserve, the Reorganized Debtor shall (i) treat all Claims relating to executory contracts or unexpired leases that have been assumed by the Debtor or the Reorganized Debtor on or before the Effective Date as if disallowed in full, (ii) treat all liquidated Disputed Claims and liquidated Disputed Interests as if allowed in full and (iii) make a good faith estimate of the amounts, if any, likely to be allowed in respect of all unliquidated Disputed Claims and unliquidated Disputed Interests.

            10.2.5  Funding of Costs.  The Distribution Agent shall maintain a
                    -----------------
reserve within the Disputed Claims Cash Reserve and the Disputed Claims Equity Reserve to fund the payment of all taxes payable by such reserve accounts in respect of earnings chargeable to the relevant reserve account. The Distribution Agent shall pay, or cause to be paid, out of the funds held in such reserves, any such taxes. The reasonable out-of-pocket costs and expenses of maintaining such reserve accounts shall be paid by the Reorganized Debtor.

            10.2.6  Distribution After Allowance.  On the next Distribution Date
                    -----------------------------
following the date on which a Disputed Claim or a Disputed Interest becomes an Allowed Claim or an Allowed Interest, the Distribution Agent shall distribute to the Person holding such Claim or Interest any Cash or shares of New Common Stock or New Warrants that would have been distributable to such Person if such Claim or Interest had been an Allowed Claim or an Allowed Interest on the Effective Date, plus, where applicable, such Person's pro rata share of the Unclaimed Property distributable to such Person from the Effective Date through such Dis-tribution Date, plus the portion of the net earnings attributable thereto, less any amounts permitted to be deducted or withheld pursuant to Section 10.2.5 of the Plan.

            10.2.7  Distribution After Disallowance.  In the event that, after
                    --------------------------------
the Effective Date, a Disputed Claim or a Disputed Interest is disallowed in whole or in part, the Distribution Agent shall distribute the property held in reserve for the disallowed portion of such Disputed Claim or Disputed Interest (together with the portion of the net earnings attributable thereto) to the Reorganized Debtor free of all Claims, Liens and Interests, whereupon the Reorganized Debtor shall be authorized and empowered to take any steps that may be reasonably necessary to exercise control over such property, provided, however, that in the event that, after the Effective Date, a Class 5 Claim that is a Disputed Claim or a Class 7 or Class 8 Interest that is a Disputed Interest is disallowed in whole or in part, on the next Distribution Date following such disallowance, the Reorganized Debtor shall cause the Distribution Agent to distribute the property held in reserve for the disallowed portion of such Disputed Claim or Disputed Interest (together with the portion of the net earnings attributable thereto, less any amounts permitted to be deducted or withheld pursuant to Section 10.2.5 of the Plan) to the Persons holding Allowed Claims in Class 5 or Allowed Interests in Class 7 or Class 8, as the case may be, in accordance with Sections 5.5, 5.7 or 5.8 of the Plan, as applicable.


                                   ARTICLE 11

                          EFFECTS OF PLAN CONFIRMATION

      11.1  Discharge.  Except as otherwise expressly provided in the Plan or
            ---------
the Confirmation Order, upon the occurrence of the Effective Date, the Debtor shall be discharged, effective immediately, from any Claim and any "debt" (as that term is defined in Section 101(11) of the Bankruptcy Code), and the Debtor's liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtor entered into or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest accrued and expenses incurred, if any, on any such debts, whether such interest accrued or such expenses were incurred before or after the Filing Date, and including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim was filed or is deemed filed under Section 501 of the Bankruptcy Code, such Claim is allowed under Section 502 of the Bankruptcy Code or the Person holding such Claim has accepted the Plan.

      11.2  Revesting.  Except as otherwise expressly provided in the Plan or
            ---------
the Confirmation Order, on the Effective Date, without any further action, the Reorganized Debtor will be vested with all of the property of the Estate free and clear of all Claims, Liens and Interests and may operate its business and may use, acquire or dispose of its assets free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court. Except as otherwise expressly provided in the Plan or Confirmation Order, all claims against third parties on account of, and all causes of action owed to or in favor of, the Debtor (including, without limitation, any claims, rights or causes of action arising under Sections 544, 547, 548, 549 and 550 of the Bankruptcy Code) are hereby preserved, retained for enforcement solely and exclusively by and at the discretion of the Reorganized Debtor and are revested in the Reorganized Debtor on the Effective Date.


                                   ARTICLE 12

                      RELEASES, INJUNCTIONS AND EXCULPATION

      12.1  Release of the Releasees.  From and after the Effective Date, each
            -------------------------
of the Releasees shall be released from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, trans-action, agreement, event or other occurrence taking place on or prior to the Effective Date in any way relating to, but solely to the extent relating to, the Debtor, the Case or the Plan, except for claims or liabilities (a) based upon fraud or willful misconduct, (b) in respect of any loan, advance or similar payment by the Debtor to any such Person or (c) in respect of any contractual obligation owed by such Person to the Debtor.

      12.2  Injunctions and Stays.  Unless otherwise provided in the Plan or the
            ----------------------
Confirmation Order, all injunctions and stays provided for in the Case pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold (a) the Reorganized Debtor, (b) the property of the Reorganized Debtor or (c) any of the Releasees liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant to Sections 11.1, 12.1, 12.3 or 12.4 of this Plan.

      12.3  Exculpation.  Neither the Debtor nor the Creditors' Committee nor
            ------------
the Old Trustees nor any of their respective officers, directors, employees and other agents, members, financial advisors, attorneys and accountants shall have any liability to any holder of any Claim or Interest for any act or omission in connection with or arising out of the negotiation, preparation and pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, the Case or the property to be distributed under the Plan except for liability based on willful misconduct or gross negligence as finally determined by the Bankruptcy Court. The Reorganized Debtor, the Creditors' Committee, the Old Trustees and each of their respective officers, directors, employees and other members, agents, financial advisors, attorneys and accountants shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      12.4  Waiver of Subordination Rights.  Any distribution to any Person
            -------------------------------
holding a Claim based on or evidenced by a Subordinated Note shall not be subject to levy, garnishment, attachment or other legal process by any Person holding a Claim based on Senior Indebtedness (as such term is defined in the Subordinated Note Indenture) by reason of claimed contractual subordination rights. On the Effective Date, each Person holding a Claim or Interest (a) by virtue of the acceptance of the Plan by the requisite majority in number and amount of members in its Class, (b) by virtue of the acceptance or deemed acceptance of the Plan by such Person, or (c) by the acceptance by such Person of any distribution made or consideration given under the Plan, waives and relinquishes any and all rights arising under any subordination agreements or applicable law, including, without limitation, Section 510 of the Bankruptcy Code, to the payment or distributions of consideration made or to be made under the Plan to any other Person holding a Claim against, or an Interest in, the Debtor.


                                   ARTICLE 13

                           CONDITIONS TO EFFECTIVENESS

      13.1  Conditions Precedent to Plan Confirmation.  It shall be a condition
            ------------------------------------------
precedent to the confirmation of the Plan that on or prior to the Confirmation
Date:

            (a) the Bankruptcy Court shall have entered one or more orders which shall be in full force and effect and not stayed and which shall:

                  (i) find and determine that Classes 1, 4 and 9 are not entitled to vote on the Plan;

                  (ii) decree that the Plan and the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Effective Date that are inconsistent therewith;

                  (iii) provide that pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the revesting, transfer or sale of any real or personal property of the Debtor, the Reorganized Debtor or the Estate pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, a transfer tax or similar tax or fee.

                  (iv) authorize the implementation of the Plan in accordance with its terms, including, without limitation, the execution and delivery of the agreements and instruments entered into pursuant to the Plan (including, without limitation, each of the Plan Documents);

                  (v) issue the injunction and authorize the issuance of the releases and exculpations as set forth in the Plan effective on the Effective Date;

                  (vi) decree that, on the Effective Date, the transfers of assets by the Debtor contemplated by the Plan (w) are or will be legal, valid and effective transfers of property, (x) vest or will vest in the transferee good title to such property free and clear of all Claims, Interests and Liens, except those provided for in the Plan or the Confirmation Order, (y) do not or will not constitute fraudulent conveyances under any applicable law and (z) do not and will not subject the Debtor, the Reorganized Debtor or property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability; and

                  (vii) confirm the Plan and authorize its implementation in accordance with its terms.

      13.2  Conditions Precedent to Plan Consummation.  It shall be a condition
            ------------------------------------------
precedent to the consummation of the Plan that:

       (a) the orders referred to in Section 13.1, including, without limitation, the Confirmation Order, shall remain in full force and effect and not be stayed;

       (b) the New Bank Credit Agreement shall have been executed and all conditions to the effectiveness thereof shall have been satisfied or waived by the lenders as required thereunder;

       (c) all of the Debtor's obligations under the DIP Facility shall have been satisfied in full and discharged; and

       (d) all other agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.

      13.3  Waiver of Conditions.  The Debtor (with the consent of the
            ---------------------
Creditors' Committee, which consent shall not be unreasonably withheld) may waive at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, any condition precedent to the confirmation or consummation of the Plan except for the condition precedent specified in clause (c) of Section 13.2 above.


                                   ARTICLE 14

                            RETENTION OF JURISDICTION

      14.1  Retention of Jurisdiction.  Notwithstanding the entry of the
            --------------------------
Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Case and any of the proceedings arising from, or relating to, the Case pursuant to Section 1142 of the Bankruptcy Code and 28 U.S.C. section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

            (a) to hear and determine any and all objections to the allowance, or requests for estimation, of Claims and Interests;

            (b) to consider and act on the compromise and settlement of any Claim against, or cause of action on behalf of, the Debtor or the Estate;

            (c) to hear and determine any motions pending on the Effective Date to reject any executory contract or unexpired lease and to determine the allowance of any Claim resulting therefrom;

            (d) to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtor's assets wherever located;

            (e) to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

            (f) to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan;

            (g) to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to the Debtor arising prior to the Effective Date or relating to the administration of the Case, including, without limitation, matters involving federal, state and local Taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

            (h) to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

            (i) to effectuate distributions under and performance of the provisions of the Plan;

            (j) to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

            (k) to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

            (l) to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

            (m) to enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Case or the Plan;

            (n) to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

            (o) to determine any other matter not inconsistent with the Bankruptcy Code; and

            (p)   to enter an order closing the Case.


                                   ARTICLE 15

                     MODIFICATION OR WITHDRAWAL OF THIS PLAN

      15.1  Modification of Plan.  At any time prior to confirmation of the
            ---------------------
Plan, the Debtor may supplement, amend or modify the Plan. After confirmation of the Plan, the Debtor or the Reorganized Debtor may apply to the Bankruptcy Court, pursuant to Section 1127 of the Bankruptcy Code, to modify the Plan. After confirmation of the Plan, the Debtor or the Reorganized Debtor may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan. The Plan may not be altered, amended or modified without the written consent of, prior to the Effective Date, the Debtor and the Creditors' Committee (which consent shall not be unreasonably withheld) or, after the Effective Date, the Reorganized Debtor.

      15.2  Withdrawal of the Plan.  The Debtor reserves the right to revoke and
            ----------------------
withdraw the Plan at any time before the Confirmation Date or, if the conditions set forth in Section 13.2 hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date.


                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1  Payment Dates.  Whenever any payment or distribution to be made
            --------------
under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

      16.2  Headings.  The headings used in the Plan are inserted for
            ---------
convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.


      16.3  Notices.
            --------
            16.3.1 All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

                        Forstmann & Company, Inc.
                        1155 Avenue of the Americas
                        New York, New York  10036
                        Attention:  Chief Executive Officer

            with copies to:

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York  10022
                        Attention:  Richard F. Hahn, Esq.

                                    and

                        Stroock & Stroock & Lavan
                        Attorneys for the Official
                        Committee of Unsecured Creditors
                        180 Maiden Lane
                        New York, New York  10038-4982
                        Attention:  Fred S. Hodara, Esq.

            16.3.2 All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.3.2, which desig-nation will be effective on receipt.

      16.4  Governing Law.  Except to the extent that the Bankruptcy Code or
            --------------
other federal law is applicable, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

      16.5  Successors and Assigns.  The rights, duties and obligations of any
            -----------------------
entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

      16.6  Creditors' Committee.  On the Effective Date, the Creditors' Com-
            ---------------------
mittee shall be dissolved and the employment of professionals by the Creditors' Committee shall be deemed terminated.

      16.7  Severability of Plan Provisions.  If, prior to the Confirmation
            --------------------------------
Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor and the Creditors' Committee (which consent shall not be unreasonably withheld), have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and pro-visions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

      16.8  No Waiver.  The failure of the Debtor to object to any Claim or
            ----------
Interest for purposes of voting shall not be deemed a waiver of the Debtor's or the Reorganized Debtor's right to object to or examine such Claim or Interest, in whole or in part.

      16.9  Payment of Fees of the Subordinated Note Trustee.  On the Effective
            -------------------------------------------------
Date, upon presentation of a reasonably detailed statement, the Reorganized Debtor shall pay, in Cash, the fees and expenses incurred by the Subordinated Note Trustee under the Subordinated Note Indenture in an amount not to exceed $80,000. Such payment shall be in lieu of any other rights of the Subordinated Note Trustee to compensation or reimbursement of costs and expenses under the Subordinated Note Indenture.

      16.10  Payment of Post-Petition Interest and Attorneys' Fees.  Unless
             ------------------------------------------------------
otherwise expressly provided in the Plan, or allowed by order of the Bankruptcy Court, the Debtor shall not be required to pay to any holder of a Claim any interest accruing on or after the Filing Date or any attorneys' fees with respect to such Claim.

      16.11  Post-Effective Date Fees and Expenses.  From and after the
             --------------------------------------
Effective Date, the Reorganized Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional persons thereafter incurred by the Reorganized Debtor related to the implementation and consummation of the Plan.

      16.12  Inconsistencies.  In the event the terms or provisions of the Plan
             ---------------
are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

Dated:      New York, New York
            May 14, 1997


                                    FORSTMANN & COMPANY, INC.



                                    By: /s/ Robert N. Dangremond
                                       -------------------------
                                       Robert N. Dangremond
                                       Chief Executive Officer

COUNSEL:

Debevoise & Plimpton
875 Third Avenue
New York, New York  10022
(212) 909-6000


                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
ARTICLE 1

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2

ADMINISTRATIVE AND TAX CLAIMS . . . . . . . . . . . . . . . . . . . . . . . .12
      2.1  Administrative Claims  . . . . . . . . . . . . . . . . . . . . . .12
      2.2  Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE 3

CLASSIFICATION OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . .13
      3.1  Class 1 - Priority Claims  . . . . . . . . . . . . . . . . . . . .13
      3.2  Class 2 - Noteholder Claims  . . . . . . . . . . . . . . . . . . .13
      3.3  Class 3 - CIT Claims . . . . . . . . . . . . . . . . . . . . . . .13
      3.4  Class 4 - Miscellaneous Secured Claims . . . . . . . . . . . . . .13
      3.5  Class 5 - Unsecured Claims . . . . . . . . . . . . . . . . . . . .13
      3.6   Class 6 - Convenience Claims  . . . . . . . . . . . . . . . . . .14
      3.7  Class 7 - Interests of Holders of Old
            Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . .14
      3.8  Class 8 - Interests of Holders of Old Common
            Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
      3.9  Class 9 - Interests of Holders of Old Options  . . . . . . . . . .14

ARTICLE 4

IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS . . . . . . . . . . . . . . .14
      4.1  Unimpaired Classes of Claims . . . . . . . . . . . . . . . . . . .14
      4.2  Impaired Classes of Claims and Interests . . . . . . . . . . . . .14

ARTICLE 5

TREATMENT OF CLAIMS AND INTERESTS . . . . . . . . . . . . . . . . . . . . . .14
      5.1  Class 1 - Priority Claims  . . . . . . . . . . . . . . . . . . . .14
      5.2  Class 2 - Noteholder Claims  . . . . . . . . . . . . . . . . . . .15
      5.3  Class 3 - CIT Claims . . . . . . . . . . . . . . . . . . . . . . .15
      5.4  Class 4 - Miscellaneous Secured Claims . . . . . . . . . . . . . .15
      5.5  Class 5 - Unsecured Claims . . . . . . . . . . . . . . . . . . . .17
      5.6   Class 6 - Convenience Claims  . . . . . . . . . . . . . . . . . .17
      5.7  Class 7 - Interests of Holders of Old
            Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . .17
      5.8  Class 8 - Interests of Holders of Old Common
            Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      5.9  Class 9 - Interests of Holders of Old Options  . . . . . . . . . .19

ARTICLE 6

ACCEPTANCE OR REJECTION OF PLAN . . . . . . . . . . . . . . . . . . . . . . .19
      6.1  Classes Entitled to Vote . . . . . . . . . . . . . . . . . . . . .19
      6.2  Nonconsensual Confirmation . . . . . . . . . . . . . . . . . . . .19


ARTICLE 7

MEANS OF EXECUTION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . .20
      7.1  Effectiveness of Agreements  . . . . . . . . . . . . . . . . . . .20
      7.2   Election for Treatment in Class 6 . . . . . . . . . . . . . . . .20
      7.3  Issuance of Plan Securities  . . . . . . . . . . . . . . . . . . .20
      7.4  Amended and Restated Charter . . . . . . . . . . . . . . . . . . .21
      7.5  Management/Boards of Directors . . . . . . . . . . . . . . . . . .21
      7.6  Employee Incentive Plans . . . . . . . . . . . . . . . . . . . . .21
            7.6.1  Management Stock Option Plan . . . . . . . . . . . . . . .21
            7.6.2  FY 1997 Management Incentive Plan  . . . . . . . . . . . .22
      7.7  Corporate Actions  . . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE 8

EXECUTORY CONTRACTS AND UNEXPIRED LEASES  . . . . . . . . . . . . . . . . . .23
      8.1  Assumption of Executory Contracts and Unexpire Leases. . . . . . .23
            8.1.1  Assumption . . . . . . . . . . . . . . . . . . . . . . . .23
            8.1.2  Cure Payments, etc . . . . . . . . . . . . . . . . . . . .24
      8.2  Rejection  . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
      8.3  Indemnification Obligations  . . . . . . . . . . . . . . . . . . .24

ARTICLE 9

DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
      9.1  Distributions to the Distribution Agent  . . . . . . . . . . . . .25
      9.2  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .25
            9.2.1  Distribution Agent . . . . . . . . . . . . . . . . . . . .25
            9.2.2  Date of Distribution . . . . . . . . . . . . . . . . . . .25
            9.2.3  Distribution to the Noteholders  . . . . . . . . . . . . .26
            9.2.4  Distribution to the Persons Holding
                    Subordinated Notes  . . . . . . . . . . . . . . . . . . .26
            9.2.5  Distribution to the Persons Holding
                    Shares of Old Common Stock and Old
                    Preferred Stock . . . . . . . . . . . . . . . . . . . . .26
            9.2.6  Manner of Payment  . . . . . . . . . . . . . . . . . . . .27
      9.3  Undeliverable Distributions  . . . . . . . . . . . . . . . . . . .27
      9.4  Old Securities and Old Indentures  . . . . . . . . . . . . . . . .27
            9.4.1  Surrender and Cancellation of
                    Instruments . . . . . . . . . . . . . . . . . . . . . . .27
            9.4.2  Rights of Persons Holding Old
                    Securities  . . . . . . . . . . . . . . . . . . . . . . .28
            9.4.3  Cancellation of Old Indentures . . . . . . . . . . . . . .29
            9.4.4  Cancellation of Liens  . . . . . . . . . . . . . . . . . .29
      9.5  Fractional Securities and Rounding of
            Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
      9.6  Compliance with Tax Requirements . . . . . . . . . . . . . . . . .30
      9.7  Distribution of Unclaimed Property . . . . . . . . . . . . . . . .30
      9.8  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
      9.9  Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .31
      9.10 Compensation Rights  . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE 10

PROCEDURES FOR RESOLVING OBJECTIONS TO CLAIMS AND INTERESTS . . . . . . . . .32
      10.1  Objections to Claims and Interests  . . . . . . . . . . . . . . .32
      10.2  Treatment of Disputed Claims and Disputed
             Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . .33
            10.2.1  No Distribution Pending Allowance . . . . . . . . . . . .33
            10.2.2  Disputed Claims Cash Reserve  . . . . . . . . . . . . . .33
            10.2.3  Disputed Claims Equity Reserve  . . . . . . . . . . . . .34
            10.2.4  Calculation of Amounts  . . . . . . . . . . . . . . . . .34
            10.2.5  Funding of Costs  . . . . . . . . . . . . . . . . . . . .35
            10.2.6  Distribution After Allowance  . . . . . . . . . . . . . .35
            10.2.7  Distribution After Disallowance . . . . . . . . . . . . .35

ARTICLE 11

EFFECTS OF PLAN CONFIRMATION  . . . . . . . . . . . . . . . . . . . . . . . .36
      11.1  Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
      11.2  Revesting . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE 12

RELEASES, INJUNCTIONS AND EXCULPATION . . . . . . . . . . . . . . . . . . . .37
      12.1  Release of the Releasees  . . . . . . . . . . . . . . . . . . . .37
      12.2  Injunctions and Stays . . . . . . . . . . . . . . . . . . . . . .38
      12.3  Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . .38
      12.4  Waiver of Subordination Rights  . . . . . . . . . . . . . . . . .38

ARTICLE 13

CONDITIONS TO EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . .39
      13.1  Conditions Precedent to Plan Confirmation . . . . . . . . . . . .39
      13.2  Conditions Precedent to Plan Consummation . . . . . . . . . . . .40
      13.3  Waiver of Conditions  . . . . . . . . . . . . . . . . . . . . . .41

ARTICLE 14

RETENTION OF JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . .41
      14.1  Retention of Jurisdiction . . . . . . . . . . . . . . . . . . . .41

ARTICLE 15

MODIFICATION OR WITHDRAWAL OF THIS PLAN . . . . . . . . . . . . . . . . . . .44
      15.1  Modification of Plan  . . . . . . . . . . . . . . . . . . . . . .44
      15.2  Withdrawal of the Plan  . . . . . . . . . . . . . . . . . . . . .44

ARTICLE 16

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
      16.1  Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . .44
      16.2  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
      16.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
      16.4  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .45
      16.5  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .46
      16.6  Creditors' Committee  . . . . . . . . . . . . . . . . . . . . . .46
      16.7  Severability of Plan Provisions . . . . . . . . . . . . . . . . .46
      16.8  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      16.9  Payment of Fees of the Subordinated Note
             Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
      16.10 Payment of Post-Petition Interest and
             Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . .47
      16.11 Post-Effective Date Fees and Expenses . . . . . . . . . . . . . .47
      16.12 Inconsistencies . . . . . . . . . . . . . . . . . . . . . . . . .47


Exhibit A     Terms of Deferred Interest Notes
Exhibit B   Terms of Management Stock Option Plan



                                                Exhibit B

                       Certain Terms of Management Options

1. Grant of Senior Management Options. Management recipients will receive options to purchase New Common Stock, as follows:

      a. Effective Date. On the Effective Date, options (the "Initial Options") will be granted for 3% of the New Common Stock (taking into account the shares of the New Common Stock issuable upon the exercise of the New Warrants).

      b. Post-Effective Date. On or after the Effective Date, options (the "Additional Options") for 7% of the New Common Stock (taking into account the shares of the New Common Stock issuable upon the exercise of the New Warrants) may be granted by the Board of Directors of the Reorganized Debtor.

2.    Terms of Initial Options.

      a. Vesting of Initial Options. 25% of the Initial Options will vest on the Effective Date. 25% of the Initial Options will vest on each of the first three anniversaries of the Effective Date. Notwithstanding the foregoing, vesting will occur automatically upon the death or permanent disability of the management recipient.

      b. Exercise Price. The exercise price of the Initial Options will be the fair market value of the New Common Stock as of the Effective Date as determined prior thereto by the Creditors' Committee and approved by the Debtor.

      c. Exercise Period. Initial Options will be exercisable from the date of vesting thereof until the tenth anniversary of the Effective Date. All Initial Options not exercised by such date will expire automatically.

      d. Forfeiture.  In the event that a management recipient is terminated
         (with or without cause)     or voluntarily retires or resigns, all non-
         vested options received by such management recipient will be automatically forfeited to, and cancelled by, the Reorganized Debtor.

      e. Dilution.  Initial Options will contain standard   protections against
         dilution as the result of the issuance of new equity securities for less than fair market value.

3. Terms of Additional Options. The terms of the Additional Options will be determined by the Board of Directors of the Reorganized Debtor.